Information Regarding Joint Filers

Designated Filer of Form 4:                Perceptive Advisors LLC

Date of Earliest Transaction Required to be Reported: November 2, 2011

Issuer Name and Ticker Symbol: TRIMERIS, INC. [TRMS]

Names: Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman

Address:         c/o Perceptive Advisors LLC
                 499 Park Avenue, 25th Floor
                 New York, NY 10022

Signatures:

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Perceptive Advisors LLC with respect to the beneficial ownership of securities of Trimeris, Inc.

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment manager

By:
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          Joseph Edelman, managing member

JOSEPH EDELMAN


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By:      Joseph Edelman